                                                                EXHIBIT (n)


INDEPENDENT AUDITORS' CONSENT

Debt Strategies Fund, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-24771 of our report dated May 20, 1997 and to the reference to us under the caption "Experts" both of which appear in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
May 22, 1997